NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. REPORTS THIRD QUARTER 2025 RESULTS

•$123.8 million in cash
•$513.7 million in sales, an 8.6 percent year-over-year increase
•GAAP diluted EPS of $1.31
•$56.5 million in earnings before interest, taxes, depreciation & amortization and other non-cash charges ("Adjusted EBITDA")
•Completed three acquisitions through Q3 and two subsequent to quarter end

Houston, TX – November 6, 2025 – DXP Enterprises, Inc. ("DXP" or the "Company") (NASDAQ: DXPE) today announced financial results for the third quarter ended September 30, 2025. The following are results for the three months ended September 30, 2025, compared to the three months ended September 30, 2024, and June 30, 2025, where appropriate. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Third Quarter 2025 Financial Highlights:

•Sales increased 8.6 percent to $513.7 million compared to $472.9 million for the third quarter of 2024 and increased 3.0 percent sequentially from $498.7 million for the second quarter of 2025.
•Net income increased 2.5 percent for the third quarter to $21.6 million, compared to $21.1 million for the third quarter of 2024.
•Earnings per diluted share for the third quarter was $1.31 based upon 16.5 million diluted shares, compared to $1.27 earnings per diluted share in the third quarter of 2024, based on 16.6 million diluted shares.
•Adjusted EBITDA for the third quarter was $56.5 million compared to $52.4 million for the third quarter of 2024. Adjusted EBITDA as a percentage of sales, or Adjusted EBITDA margin, was 11.0 percent and 11.1 percent, respectively.
•Cash flow from operating activities increased 23.1 percent for the third quarter to $34.9 million, compared to $28.3 million for the third quarter of 2024.
•Free Cash Flow (cash flow from operating activities less capital expenditures) increased 15.4 percent for the third quarter to $28.1 million, compared to $24.4 million for third quarter of 2024.

Business segment financial highlights:

•Service Centers’ revenue for the third quarter was $350.2 million, an increase of 10.5 percent year-over-year, with a 14.7 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the third quarter was $100.6 million, an increase of 11.9 percent year-over-year, with a 18.3 percent operating income margin.
•Supply Chain Services’ revenue for the third quarter was $63.0 million, a decrease of 5.0 percent year-over-year, with a 8.4 percent operating income margin.

David R. Little, Chairman and Chief Executive Officer commented, "The Company posted excellent third quarter financial results, delivering solid sales, adjusted EBITDA, earnings per share and free cash flow. Third quarter results reflect the continued execution of our growth strategy. We continue to set new high watermarks as DXPeople. We are pleased with our sequential sales growth. This resulted in operating leverage that produced diluted earnings per share of $1.31. DXP’s fiscal year 2025 third quarter sales were $513.7 million, or an 8.6 percent growth over the same period in 2024. Adjusted EBITDA was $56.5 million in the quarter. During the third quarter of 2025, sales were $350.2 million for Service Centers, $100.6 million for Innovative Pumping Solutions, and $63.0 million for Supply Chain Services. Overall, we are very pleased with our performance and the progress DXP continues to make as a growth company."

Kent Yee, Chief Financial Officer and Senior Vice President, remarked, "DXP achieved yet another high watermark quarter with $513.7 million in sales. We have closed three acquisitions through the third quarter, and we have closed two acquisitions during the fourth quarter thus far with more to come. This quarters financial results reflect continued execution of our strategic goals and the impact of our diversification efforts, and a strong balance sheet to support our key initiatives. Total debt outstanding as of September 30, 2025, was $644.0 million. DXP’s secured leverage ratio or net debt to EBITDA ratio was 2.31:1.0 with a covenant

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
EBITDA of $225.1 million for the last twelve months ending September 30, 2025. We expect to finish fiscal year 2025 strong with momentum going into fiscal year 2026."

Conference Call Information
DXP Enterprises, Inc. management will host a conference call, November 6, 2025, at 3:30 p.m. Central Time, to discuss the Company’s financial results. The conference call may be accessed by going to https://ir.dxpe.com.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://ir.dxpe.com. The online replay will be available on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about DXP Enterprises, Inc., please visit the Company's website at https://www.dxpe.com

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout North America and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

Non-GAAP Financial Measures

DXP supplements reporting of net income with certain non-GAAP measurements, including EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Net Income, and Adjusted Diluted EPS. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Net Income, Adjusted Diluted EPS, and net debt referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information".

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facilities. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation to its most directly comparable GAAP financial measure, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase shares of the Company's common stock, and for certain other activities. Adjusted Net Income reconciles to the most directly comparable GAAP financial measure of Net Income as provided below. We believe Adjusted Net Income is important because it provides the investor with further clarity around Net Income excluding the impact of unique or one-time items during the respective period.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
Information Related to Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include, without limitation, those about the Company’s expectations regarding the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to: the effectiveness of management’s strategies and decisions; our ability to implement our internal growth and acquisition growth strategies; general economic and business conditions specific to our primary customers; changes in government regulations; our ability to effectively integrate businesses we may acquire; new or modified statutory or regulatory requirements; availability of materials and labor; inability to obtain or delay in obtaining government or third-party approvals and permits; non-performance by third parties of their contractual obligations; unforeseen hazards such as weather conditions, acts of war or terrorist acts and the governmental or military response thereto; cyber-attacks adversely affecting our operations; other geological, operating and economic considerations and declining prices and market conditions, including supply or demand for maintenance, repair and operating products, equipment and service; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Sales	$513,724	$472,935	$1,488,975	$1,331,126
Cost of sales	352,465	326,825	1,019,638	923,341
Gross profit	161,259	146,110	469,337	407,785
Selling, general and administrative expenses	117,561	106,502	339,138	301,694
Income from operations	43,698	39,608	130,199	106,091
Interest expense	14,894	15,716	44,298	46,644
Other (income) expense, net	(648)	160	(2,320)	(2,844)
Income before income taxes	29,452	23,732	88,221	62,291
Provision for income taxes	7,821	2,631	22,389	13,165
Net income	21,631	21,101	65,832	49,126
Preferred stock dividend	23	23	68	68
Net income attributable to common shareholders	$21,608	$21,078	$65,764	$49,058

Net income	$21,631	$21,101	$65,832	$49,126
Foreign currency translation adjustments	(709)	380	1,940	(141)
Comprehensive income	$20,922	$21,481	$67,772	$48,985

Earnings per share:
Basic	$1.38	$1.34	$4.19	$3.08
Diluted	$1.31	$1.27	$3.98	$2.93

Weighted average common shares outstanding:
Basic	15,686	15,750	15,693	15,915
Diluted	16,526	16,590	16,533	16,755

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except share amounts)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$123,829	$148,320
Restricted cash	—	91
Accounts receivable, net of allowance of $4,175 and $5,172, respectively	379,328	339,365
Inventories	109,055	103,113
Costs and estimated profits in excess of billings	57,696	50,735
Prepaid expenses and other current assets	57,020	20,250
Total current assets	726,928	661,874
Property and equipment, net	110,957	81,556
Goodwill	466,710	452,343
Other intangible assets, net	75,419	85,679
Operating lease right of use assets, net	59,936	46,569
Other long-term assets	4,504	21,473
Total assets	$1,444,454	$1,349,494

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$6,595	$6,595
Trade accounts payable	115,216	103,728
Accrued wages and benefits	47,693	41,650
Customer advances	15,864	13,655
Billings in excess of costs and estimated profits	17,060	12,662
Short-term operating lease liabilities	17,163	14,921
Other current liabilities	42,697	50,773
Total current liabilities	262,288	243,984
Long-term debt, net of unamortized debt issuance costs and discounts	619,396	621,684
Long-term operating lease liabilities	44,535	33,159
Other long-term liabilities	29,896	27,879
Total long-term liabilities	693,827	682,722
Total liabilities	956,115	926,706
Commitments and Contingencies
Shareholders' equity:
Series A preferred stock, $1.00 par value; 1,000,000 shares authorized	1	1
Series B preferred stock, $1.00 par value; 1,000,000 shares authorized	15	15
Common stock, $0.01 par value, 100,000,000 shares authorized; 20,404,367 issued and 15,677,406 outstanding at September 30, 2025 and 20,402,861 issued and 15,695,088 outstanding at December 31, 2024	204	204
Additional paid-in capital	219,329	219,511
Retained earnings	455,434	389,670
Accumulated other comprehensive loss	(31,670)	(33,610)
Treasury stock, at cost 4,726,961 and 4,707,773 shares, respectively	(154,974)	(153,003)
Total DXP Enterprises, Inc. equity	488,339	422,788
Total liabilities and equity	$1,444,454	$1,349,494

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Sales	2025	2024	2025	2024
Service Centers	$350,179	$316,831	$1,016,985	$911,783
Innovative Pumping Solutions	100,551	89,825	280,273	225,417
Supply Chain Services	62,994	66,279	191,717	193,926
Total Sales	$513,724	$472,935	$1,488,975	$1,331,126

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Income	2025	2024	2025	2024
Service Centers	$51,346	$46,155	$148,561	$130,330
Innovative Pumping Solutions	18,399	18,207	50,448	38,543
Supply Chain Services	5,304	5,568	16,096	16,653
Total Segments Operating Income	$75,049	$69,930	$215,105	$185,526

RECONCILIATION OF OPERATING INCOME FOR REPORTABLE SEGMENTS
($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Income from operations for reportable segments	$75,049	$69,930	$215,105	$185,526
Adjustment for:
Amortization of intangibles	5,370	5,245	16,053	14,333
Corporate expenses	25,981	25,077	68,853	65,102
Income from operations	$43,698	$39,608	$130,199	$106,091
Interest expense	14,894	15,716	44,298	46,644
Other (income) expense, net	(648)	160	(2,320)	(2,844)
Income before income taxes	$29,452	$23,732	$88,221	$62,291

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
($ thousands, unaudited)

We define and calculate EBITDA as Net income attributable to DXP Enterprises, Inc., plus interest, taxes, depreciation, and amortization. We define and calculate Adjusted EBITDA as Net income attributable to DXP Enterprises, Inc., plus interest, taxes, depreciation, and amortization minus stock-based compensation expense and all other non-cash charges, adjustments, and non-recurring items. We identify the impact of all other non-cash charges, adjustments and non-recurring items because we believe these items do not directly reflect our underlying operations.

We define and calculate EBITDA Margin as EBITDA divided by sales. We define and calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by sales.

The following table sets forth the reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Income before income taxes	$29,452	$23,732	$88,221	$62,291
Plus: Interest expense	14,894	15,716	44,298	46,644
Plus: Depreciation and amortization	9,920	8,720	28,544	24,385
EBITDA	$54,266	$48,168	$161,063	$133,320
Plus: other non-recurring items(1)	757	2,950	992	4,292
Plus: stock compensation expense	1,478	1,322	4,278	3,398
Adjusted EBITDA	$56,501	$52,440	$166,333	$141,010

Operating Income Margin	8.5%	8.4%	8.7%	8.0%
Net Income Margin	4.2%	4.5%	4.4%	3.7%
EBITDA Margin	10.6%	10.2%	10.8%	10.0%
Adjusted EBITDA Margin	11.0%	11.1%	11.2%	10.6%
(1) Other non-recurring items includes unique acquisition integration costs and other non-cash, non-recurring costs not related to continuing business operations.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
We define and calculate organic sales to include locations and acquisitions under our ownership for at least twelve months. "Acquisition Sales" are sales from acquisitions that have been under our ownership for less than twelve months and are excluded in our calculation of Organic Sales.

"Business Days" are days of the week, excluding Saturdays, Sundays, and holidays, that our locations are open during the year. Depending on the location and the season, our branches may be open on Saturdays and Sundays; however, for consistency, those days have been excluded from the calculation of Business Days.

We define and calculate Sales per Business Day as sales divided by the number of Business Days in the relevant reporting period.

We define and calculate Organic Sales per Business Day as Organic Sales divided by the number of Business Days in the relevant reporting period.

The following table sets forth the reconciliation of Acquisition Sales, Organic Sales and Organic Sales per Business Day to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Sales by Business Segment
Service Centers	$350,179	$316,831	$1,016,985	$911,783
Innovative Pumping Solutions	100,551	89,825	280,273	225,417
Supply Chain Services	62,994	66,279	191,717	193,926
Total DXP Sales	$513,724	$472,935	$1,488,975	$1,331,126
Acquisition Sales	$18,403	$28,535	$74,120	$63,713
Organic Sales	$495,321	$444,400	$1,414,855	$1,267,413

Business Days	64	64	190	191
Sales per Business Day	$8,027	$7,390	$7,837	$6,969
Organic Sales per Business Day	$7,739	$6,944	$7,447	$6,636

We define and calculate free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment.

The following table sets forth the reconciliation of Free Cash Flow to the most comparable GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash from operating activities	$34,886	$28,344	$56,505	$70,068
Less: purchases of property and equipment	(6,740)	(3,954)	(37,000)	(15,673)
Free Cash Flow	$28,146	$24,390	$19,505	$54,395

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
The following table is a reconciliation of adjusted net income attributable to DXP Enterprises, Inc., a non-GAAP financial measure, to net income, calculated and reported in accordance with U.S. GAAP (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income	$21,631	$21,101	$65,832	$49,126
One-time non-recurring costs	757	2,950	992	4,292
Adjustment for taxes	(201)	(327)	(252)	(907)
Adjusted Net Income	$22,187	$23,724	$66,572	$52,511

Weighted average common shares outstanding
Diluted	16,526	16,590	16,533	16,755

Diluted Earnings per Share	$1.31	$1.27	$3.98	$2.93
Adjusted Diluted Earnings per Share	$1.34	$1.43	$4.03	$3.13